UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2023

BIOTECH ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39935	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 West 25th Street, 20th Floor

New York, New York 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 227-1905

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	BIOTU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	BIOT	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	BIOTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  5.07 Submission of Matters to a Vote of Security Holders.

On January 19, 2023, Biotech Acquisition Company (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the following proposals were considered and acted upon by the shareholders of the Company:

(a) a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Charter Amendment”) to extend the date by which the Company has to consummate an initial business combination from January 27, 2023 to October 27, 2023 (the “Extension,” and such proposal, the “Extension Amendment Proposal”); and

(b) a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal (the “Adjournment Proposal”).

The number of votes cast for or against, as well as the number of abstentions as to the Extension Amendment Proposal, are set forth below.

For	Against	Abstain
20,886,070	1,893,194	100

Accordingly, the Extension Amendment Proposal was approved.

As there were sufficient votes at the time of the Meeting to approve the above proposal, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to stockholders at the Meeting.

Shareholders holding 15,467,687 shares of the Company’s ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”) if the Extension is implemented. As a result, if the Extension is implemented, $156,842,346.18 million (approximately $10.14 per share) will be removed from the Trust Account to pay such holders.

Item 8.01 Other Events

As previously disclosed, the Company has entered into an asset purchase agreement (the “Transfer Agreement”) with Biotech Sponsor LLC and IREEM, LLC, dated December 21, 2022, as previously described in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2022 and definitive proxy statement filed with the SEC on January 4, 2023. Pursuant to the Transfer Agreement, the shareholder approval of the Extension is one of the conditions to the closing of the transactions contemplated by the Transfer Agreement (the “Transaction”). The Company intends to close the Transaction as soon as possible.

If there is no closing of the Transaction, the Company will not implement the Extension and will liquidate according to its amended and restated memorandum and articles of association.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biotech Acquisition Company

Date: January 25, 2023	By:	/s/ Michael Shleifer
		Name:	Michael Shleifer
		Title:	Chief Executive Officer